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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 related to United HealthCare Corporation's acquisition of Physicians Health Association, Ltd. of our reports dated (i) February 29, 1996 included in United HealthCare Corporation's Form 10-K for the year ended December 31, 1995 and (ii) May 29, 1996 included herein on the Physicians Health Association, Ltd.'s Financial Statements for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.


                                              ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
June 5, 1996